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        1000 First Interstate Center
        401 N. 31st Street
        P.O. Box 7108
        Billings, MT 59103




                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Crazy Woman Creek Bancorp Incorporated

We consent to incorporation by reference in the registration statement (No. 333-53543) on Form S-8 of Crazy Woman Creek Bancorp Incorporated of our report dated November 2, 2001 relating to the consolidated balance sheets of Crazy Woman Creek Bancorp Incorporated and subsidiary as of September 30, 2001 and 2000 and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended, which report appears in the September 30, 2001 annual report on Form 10-KSB of Crazy Woman Creek Bancorp Incorporated.


                                        /s/KPMG LLP


Billings, Montana
December 18, 2001



[LOGO] KPMG LLP, KPMG LLP, a U.S. limited liability partnership, is a member of KPMG international, a Swiss association